UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2023
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Vacasa, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41130 (Commission File Number)	87-1995316 (IRS Employer Identification No.)
850 NW 13th Avenue Portland, OR 97209
(Address of Principal Executive Offices) (Zip Code)
(503) 946-3650
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02    Results of Operations and Financial Condition.

On May 9, 2023, Vacasa, Inc. (together with its subsidiaries, the “Company”) issued a shareholder letter announcing its financial results for the fiscal quarter ended March 31, 2023. The full text of the shareholder letter issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition Plan

On May 3, 2023, the Company and Jamie Cohen, Chief Financial Officer, agreed that Ms. Cohen will step down from her position as Chief Financial Officer (principal financial officer and principal accounting officer) on June 1, 2023, and that Bruce Schuman will join the Company as Chief Financial Officer on June 1, 2023 (the “CFO Commencement Date”) and serve as the Company’s principal financial officer. Ms. Cohen, who is stepping down to pursue other opportunities, will continue to serve as an advisor to the company through October 1, 2023 in order to facilitate an orderly succession and transition. The transition is not the result of any disagreements between Ms. Cohen and the Company.

Mr. Schuman, age 52, previously served as Executive Vice President and Chief Financial Officer of Kiavi, Inc. from June 2021 to December 2022. Prior to his time at Kiavi, Mr. Schuman spent over 27 years at Intel Corporation where he served as Vice President and Chief Financial Officer of Intel Capital from March 2020 to June 2021, Vice President and Chief Financial Officer of the Server CPU and Memory Group from May 2019 to March 2020 and Vice President and Chief Financial Officer of the Enterprise and Government Group from January 2017 to May 2019. Mr. Schuman received a BBA in Finance from New Mexico State University.

Mr. Schuman Offer Letter, Equity Awards, and Change in Control and Retention Agreement

On May 3, 2023, the Company’s subsidiary, Vacasa, LLC (“Vacasa”), entered into an employment offer letter with Mr. Schuman (the “Offer Letter”) that provides for the terms and conditions of his employment as Chief Financial Officer of the Company. The offer letter provides that Mr. Schuman will be paid an annual base salary of $425,000 and be eligible for an annual performance bonus targeted at 50% of his base salary.

Subject to his commencement of service with Vacasa on the CFO Commencement Date, Mr. Schuman will be granted an award of 651,250 restricted stock units (“RSUs”) and an award of 651,250 performance stock units (“PSUs”) under the Company’s 2021 Incentive Award Plan (the “2021 Plan”). Each RSU and PSU represents the right to receive one share of the Company’s Class A common stock upon vesting.

The award of RSUs will vest as to 25% of the total RSUs on the first anniversary of the CFO Commencement Date, and as to 1/16th of the total RSUs on each quarterly anniversary thereafter, subject to Mr. Schuman’s continued service with the Company through the applicable vesting date. The award of PSUs will vest upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 25% of the total RSUs on the first anniversary of the CFO Commencement Date, and as to 1/16th of the total PSUs on each quarterly anniversary thereafter, subject to Mr. Schuman’s continued service with the Company through the applicable date. The performance-based condition will be satisfied upon the achievement of certain stock price targets, which are achieved when the trailing 45 trading day average closing trading price of a share of the Company’s Class A common stock equals or exceeds a stock price target during the term of the award. The performance-based condition consists of four tranches with different stock price targets, with each tranche related to 25% of the PSUs.

Mr. Schuman must continue his service with the Company on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition. Any PSUs that have not satisfied the performance-based condition as of the fourth anniversary of the CFO Commencement Date will be forfeited. In the event of a change in control of the Company, any then-unmet stock price target may be achieved based on the price per share to be paid to Company stockholders in connection with the change in control transaction.

Additionally, while employed, commencing in 2024, Mr. Schuman will be eligible to participate in the Company’s annual refresh equity award program, under which he would be eligible to receive an award of RSUs and PSUs under the 2021 Plan. The total number of RSUs and PSUs underlying each refresh award will be determined by dividing $500,000 (assuming a three-year vesting schedule) by a value per share that is determined by the Board, in its discretion, using any methodology that it deems appropriate, and each refresh award will be comprised at least 50% of PSUs. Each refresh RSU award is currently expected to vest over a period of three years, with quarterly vesting dates. Each refresh PSU award will have performance metrics and other terms that are consistent with the refresh PSU awards granted to the Company’s other senior executives for the applicable year. If a refresh award has a time vesting schedule other than three years, the target value of the award will be proportionally adjusted.

Mr. Schuman’s Offer Letter also provides that he will be eligible for severance benefits under a Change in Control and Retention Agreement with Vacasa (the “Schuman CIC Agreement”). If Mr. Schuman’s employment with Vacasa is terminated by Vacasa without “cause” or he resigns for “good reason” (each as defined in the Schuman CIC Agreement), then, subject to his delivery of a general release of claims in favor of Vacasa, Mr. Schuman will be eligible to receive the following: (i) a lump sum payment equal to 12 months’ base salary; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) if such termination occurs within the period beginning three months before and ending 12 months after a change in control of Vacasa, 100% vesting acceleration for all equity awards that vest solely based on continued service over time (including for this purpose the portion of any equity award with performance-based vesting conditions for which the performance condition has already been met such that such portion of the award vests solely based on continued service over time).

In connection with his appointment, Mr. Schuman will also enter into the Company’s standard form of indemnification agreement for directors and officers and an at-will employment, confidential information, non-competition, non-solicitation and invention assignment agreement.

Ms. Cohen Transition Agreement

Vacasa entered into a Transition Agreement with Ms. Cohen on May 3, 2023 (the “Transition Agreement”) pursuant to which Ms. Cohen will step down from her position with Vacasa effective June 1, 2023, unless her employment terminates earlier as set forth in the Transition Agreement (the applicable date of her termination from employment, the “Separation Date”).

Pursuant to the Transition Agreement, if Ms. Cohen’s Separation Date occurs on June 1, 2023, then in exchange for Ms. Cohen executing a general release of claims in favor of Vacasa and in order to ensure an orderly transition of her responsibilities, Ms. Cohen will provide transition consulting services on an as-requested and as-needed basis during the period commencing on June 2, 2023 and ending on October 1, 2023 or such earlier date as set forth in the Transition Agreement (the “Consulting Period”). During the Consulting Period, Vacasa will provide Ms. Cohen with the following: (i) a monthly retainer of $41,666, which shall be prorated for any partial month of consulting services during the Consulting Period; (ii) continued vesting of Ms. Cohen’s outstanding equity awards in accordance with their terms during the Consulting Period; and (iii) reimbursement for the cost of a portion of healthcare continuation coverage during the Consulting Period, with such portion limited to the amount the Company would have otherwise contributed toward Ms. Cohen’s group health insurance as an active employee.

In addition, the Transition Agreement provides that the Change in Control and Retention Agreement effective March 1, 2021, between Vacasa and Ms. Cohen (the “Cohen CIC Agreement”) will remain in effect until the Separation Date, provided that (i) Ms. Cohen’s resignation from employment at any time, and (ii) Ms. Cohen’s separation from employment on June 1, 2023 in accordance with the Transition Agreement shall not, in either case, constitute a “Qualifying Termination”, as defined in the Cohen CIC Agreement. The CIC Agreement will terminate immediately following the Separation Date.

The foregoing descriptions of the Offer Letter and the Transition Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto, and the foregoing description of the Schuman CIC Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Principal Accounting Officer

Tad Larsen will assume the role of principal accounting officer on June 1, 2023. Mr. Larsen, age 60, has served as the Company’s Principal Accounting Officer since July 2020. Previously, he served as Vice President of Accounting at Redfin from March 2018 to July 2020, spent more than four years as Vice President of Accounting at Zulily, served as Chief Accounting Officer at Outerwall, and held various senior level finance and accounting roles at Terex Corporation and Brunswick Corporation. Mr. Larsen holds a BA in Accounting from the University of Washington.

Item 7.01    Regulation FD.

On May 9, 2023, the Company issued a press release announcing the Chief Financial Officer transition referred to in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2.

The information in this Item 7.01 and in Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d): Exhibits:

Exhibit No.	Description
10.1	Offer Letter, dated May 3, 2023, between Vacasa, LLC and Bruce Schuman
10.2	Transition Agreement, dated May 3, 2023, between Vacasa LLC and Jamie Cohen
99.1	Shareholder Letter issued by Vacasa, Inc., dated May 9, 2023
99.2	Press Release, dated May 9, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

By:	/s/ Robert Greyber
Name:	Robert Greyber
Title:	Chief Executive Officer

Date:    May 9, 2023